Exhibit 99.2

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

Rob Meyne

(702) 792-7353

robmeyne@boydgaming.com

BOYD GAMING DECLINES TO EXERCISE OPTION TO BUY

MGM RESORTS’ INTEREST IN BORGATA

LAS VEGAS – OCTOBER 25, 2010 – Boyd Gaming Corporation (NYSE: BYD) today announced that, following a careful review, it has decided not to exercise its right to match the offer MGM Resorts International received for its non-controlling 50% interest in Borgata that it announced on October 12, 2010.

Given other opportunities and our current focus on deleveraging our balance sheet, the current offer would not provide a sufficient return on investment for our shareholders. Despite this decision, we are confident in the future of Borgata. The property represents a major investment by Boyd Gaming, and it has delivered substantial value for our shareholders. We remain comfortable with our current position as managing member and 50% owner of Borgata, the region’s premier destination resort.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 16 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.